EXHIBIT 23.1

                        Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-59706, 33-72050, 33-73422, 33-63073, and
          333-145) and in the Registration Statements on Form S-8 (Nos. 33-75134, 33-92920, 33-92922, 33-61931, and 333-00107) of
          SoftKey International Inc. ("SoftKey") of our report dated January 5, 1996 relating to the combined financial statements of Compton's New Media Group as of December 25, 1994 and for the fiscal year then ended, which appears in the Current Report on Form 8-K/A of SoftKey dated January 25, 1996.

          PRICE WATERHOUSE LLP

          Chicago, Illinois
          January 25, 1996